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                                                                 EXHIBIT 23.20




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-________) and related Prospectus of Republic Industries, Inc. for the registration of 24,747,432 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 1997, with respect to the financial statements of Value Rent-A-Car, Inc. as of and for the year ended December 31, 1996 included in Republic Industries, Inc.'s Current Report on Form 8-K dated September 15, 1997, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP



West Palm Beach, Florida,
September 11, 1997